As filed with the Securities and Exchange Commission on June 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________________________________

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-1211114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

589 Eighth Avenue 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

GRANDPARENTS.COM, INC. 2012 STOCK INCENTIVE PLAN
(Full title of the Plan)

Joseph Bernstein Co-Chief Executive Officer, Chief Financial Officer and Treasurer Grandparents.com, Inc. 589 Eighth Avenue, 6th Floor New York, New York 10018 646-839-8800
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Jeffrey L. Wasserman, Esq. Peter D. Visalli, Esq. Sills Cummis & Gross P.C. One Riverfront Plaza Newark, New Jersey 07102 973-643-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
	to be	Offering	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee (2)
Common Stock, $.01 par value	10,317,691	$0.31	$3,198,485	$366.55

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of the Registrant’s common stock, $.01 per share (“Common Stock”) that may be offered or issued by reason of any stock split, stock dividend, recapitalization or other similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price, and the amount of the registration fee have been calculated on the basis of the market price per share of Common Stock, calculated as the average of the bid ($0.25) and ask ($0.37) prices for one share of Common Stock as reported by the OTC Bulletin Board on June 7, 2012, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

Grandparents.com, Inc., a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 10,317,691 shares of the Registrant’s common stock, par value $.01 per share (“Common Stock”) issuable upon the exercise of incentive and non-qualified stock options and issued as restricted stock awards that have been and may be granted pursuant to the Grandparents.com, Inc. 2012 Stock Incentive Plan (the “Plan”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Commission on September 27, 2011;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, as filed with the Commission on November 14, 2011;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2011, as filed with the Commission on February 13, 2012;

4.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, as filed with the Commission on May 21, 2012;

5.	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on September 1, 2011, September 15, 2011, September 19, 2011, January 5, 2012, February 27, 2012 (as amended by Amendment No. 1 on Form 8-K/A, as filed with the Commission on March 30, 2012, as further amended by Amendment No. 2 on Form 8-K/A, as filed with the Commission on April 24, 2012), March 8, 2012, April 5, 2012, May 2, 2012, May 11, 2012 and June 4, 2012; and

6.	The description of the Registrant’s Common Stock contained or incorporated in its registration statement on Form 8-A, as filed with the Commission on October 11, 1996, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 or otherwise furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Registrant’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Delaware General Corporation Law (“DGCL”) as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation, the Registrant’s Amended and Restated Bylaws, and the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Registrant’s Certificate of Incorporation provides that the Registrant will, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom the Registrant shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission.

The Registrant’s Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, dated December 15, 2009, as amended by Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant, dated August 31, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the Commission on September 27, 2011)
4.2	Certificate of Ownership and Merger of GP MergeCo, Inc. into the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on February 27, 2012 (the “Original 8-K”))
4.3	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Original 8-K)
4.4	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Original 8-K)
4.5	Second Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 11, 2012)
4.6	Amended and Restated Bylaws of Grandparents.com, Inc. (incorporated by reference to Exhibit 3.4 of the Original 8-K)
5.1 *	Opinion of Sills Cummis & Gross P.C.
23.1 *	Consent of Daszkal Bolton LLP
23.2 *	Consent of PMB Helin Donovan, LLP
23.3 *	Consent of Sills Cummis & Gross P.C. (contained in Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Grandparents.com, Inc. 2012 Stock Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Information Statement on Schedule 14C, filed with the Commission on April 17, 2012)

* Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that: Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of June 2012.

GRANDPARENTS.COM, INC.

/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer
(Principal Financial Officer, Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Grandparents.com, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Steven E. Leber, Joseph Bernstein and Matthew Schwartz and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as directors of the Corporation, a Registration Statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $.01 per share, of the Corporation pursuant to options issued or to be issued under the Grandparents.com, Inc. 2012 Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Steven E. Leber	Chairman, Co-Chief Executive Officer (Principal Executive Officer)	June 11, 2012
Steven E. Leber

/s/ Joseph Bernstein	Director, Co-Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Financial Officer, Principal Accounting Officer)	June 11, 2012
Joseph Bernstein

/s/ Dr. Robert Cohen	Director	June 11, 2012
Dr. Robert Cohen

/s/ Lee Lazarus	Director	June 11, 2012
Lee Lazarus

/s/ Jeremy Office	Director	June 11, 2012
Jeremy Office

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EXHIBIT INDEX

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, dated December 15, 2009, as amended by Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant, dated August 31, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed with the Commission on September 27, 2011)
4.2	Certificate of Ownership and Merger of GP MergeCo, Inc. into the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on February 27, 2012 (the “Original 8-K”))
4.3	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Original 8-K)
4.4	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Original 8-K)
4.5	Second Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 11, 2012)
4.6	Amended and Restated Bylaws of Grandparents.com, Inc. (incorporated by reference to Exhibit 3.4 of the Original 8-K)
5.1 *	Opinion of Sills Cummis & Gross P.C.
23.1 *	Consent of Daszkal Bolton LLP
23.2 *	Consent of PMB Helin Donovan, LLP
23.3 *	Consent of Sills Cummis & Gross P.C. (contained in Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Grandparents.com, Inc. 2012 Stock Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Information Statement on Schedule 14C, filed with the Commission on April 17, 2012)

* Filed herewith

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